ACQUISITION AGREEMENT

               ACQUISITION AGREEMENT, dated as of February 19, 1999, by and among Greenwich Street Capital Partners II, L.P., a Delaware limited partnership ("GSCP"), GSCP Offshore Fund, L.P., a Cayman Islands exempted limited partnership ("Offshore"), Greenwich Fund, L.P., a Delaware limited partnership ("GF", and together with GSCP and Offshore, the "Initial GSCP Funds"), Greenwich Street Employees Fund, L.P., a Delaware limited partnership ("GSEF"), and TRV Executive Fund, L.P., a Delaware limited partnership ("TRV", and, together with the Initial GSCP Funds and GSEF, the "GSCP Funds"), and IMC Mortgage Company, a Florida corporation (the "Company").

               WHEREAS, GSCP previously entered an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 19, 1999, by and among GSCP, IMC 1999 Acquisition Co., Inc., a Delaware corporation and a wholly owned subsidiary of the GSCP Funds ("IMC Acquisition") and the Company, pursuant to which IMC Acquisition would be merged with and into the Company (the "Merger"), the GSCP Funds would be issued common stock of the surviving corporation of the Merger representing approximately 93.5% of the outstanding common stock of the surviving corporation of the Merger and the 23,760.758 shares (the "Class C Preferred Shares") of Class C Exchangeable Preferred Stock, par value $.01 per share, of the Company (the "Class C Preferred Stock") held by the GSCP Funds would be canceled and retired and would cease to exist.

               WHEREAS, in connection with the Merger Agreement, (i) the Initial GSCP Funds have entered into Amendment No. 1, dated February 11, 1999 ("Amendment No. 1"), to the Loan Agreement, dated as of October 12, 1998 (the "Initial Loan Agreement"), between the Company and the Initial GSCP Funds, providing for the Initial GSCP Funds to extend to the Company additional commitments (the "Interim Commitments") to loan in the aggregate an additional $5,000,000 (the "Interim Loans") and (ii) the GSCP Funds have entered a commitment letter (as amended, the "Commitment Letter") with IMC Acquisition, dated as of February 19, 1999, obligating the GSCP Funds to enter into an amendment and restatement of the Initial Loan Agreement (the "Amendment and Restatement of the Loan Agreement"), pursuant to which the GSCP Funds would agree to extend to the surviving corporation of the Merger commitments to loan an additional $35,000,000 (the "Additional Advance"), subject to the terms and conditions set forth in the Initial Loan Agreement, as amended and restated (the "Loan Agreement").

               WHEREAS, the GSCP Funds, IMC Acquisition and the Company desire to terminate the Merger Agreement pursuant to Section 9.1 thereof in order to enter into this Agreement and to consummate the transactions contemplated hereby.

               WHEREAS, the GSCP Funds and the Company desire that the GSCP Funds transfer and deliver to the Company for cancellation the Class C Preferred Shares and enter into the Amendment and Restatement of the Loan Agreement and fund the Additional Advance, in consideration of which the Company will issue and deliver to the GSCP Funds, common stock, par value $0.001 per share, of the Company (the "Company Common Stock") representing approximately 93.5% of the Company Common Stock outstanding after such issuance (the "Acquisition").

               WHEREAS, the GSCP Funds, IMC Acquisition and the Company desire to amend and restate the Commitment Letter and certain agreements related thereto to substitute the Company for IMC Acquisition as party thereto and otherwise to provide for this Agreement and the termination of the Merger Agreement.

               WHEREAS, the Board of Directors of the Company, acting upon the unanimous recommendation of a special committee (the "Special Committee") comprised solely of "disinterested directors" (as defined in Section 607.0901 of the Florida 1989 Business Corporation Act (the "FBCA")) of the Company, which Board consists solely of "disinterested directors", have each adopted this Agreement and approved the Restated Articles of Incorporation (as hereinafter defined), the Amendment (as hereinafter defined), the Restated Bylaws (as hereinafter defined), the Acquisition, the termination of the Merger Agreement and the other transactions contemplated hereby.

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                       ARTICLE I
                                    THE ACQUISITION

               Section 1.1 The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined), the Company shall issue and deliver to the GSCP Funds, and the GSCP Funds shall acquire from the Company, as further set forth in Schedule 1.1 hereto, an aggregate of 491,604,500 shares of Company Common Stock representing approximately 93.5% of the Company Common Stock outstanding after the Acquisition and the GSCP Funds shall transfer and deliver to the Company for cancellation the Class C Preferred Shares and perform their obligations under the Commitment Letter to enter into the Amendment and Restatement of the Loan Agreement and fund the Additional Advance thereunder.

               Section 1.2 Closing. The Company shall as promptly as practicable notify GSCP, and the GSCP Funds shall as promptly as practicable notify the Company, when the conditions to such parties' obligations to consummate the Acquisition contained in Article VII have been satisfied. The closing of the Acquisition (the "Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, at 10:00 a.m., New York time, on the third business day after the later of these notices has been given (the "Closing Date"), unless another date or place is agreed to in writing by the parties hereto; provided, however, that the parties hereto agree to use all reasonable efforts to consummate the Closing by June 30, 1999 or as soon as practicable thereafter.

               Section 1.3 Closing Deliveries. Upon the terms and subject to the conditions hereof, at the Closing, (i) the Company shall deliver to each of the GSCP Funds good and valid title to the number of duly authorized, validly issued, fully paid and non assessable shares of Company Common Stock provided for in Section 1.1 hereof subject to adjustment as provided in Section 1.6 hereof, by issuing to the GSCP Funds certificates for such shares registered in such names and evidencing such number of shares as set forth in Schedule 1.1 hereto, free and clear of any liens, charges, encumbrances, security interests, options or rights or claims of others with respect thereto; (ii) the GSCP Funds shall transfer and deliver to the Company the Class C Preferred Shares, free and clear of any liens, charges, encumbrances, security interests, options or rights or claims of others with respect thereto, by delivering to the Company the certificates representing such shares, duly endorsed in blank or accompanied by stock powers or other proper instruments of assignment duly executed in blank, and having all requisite stock transfer stamps attached; and (iii) the GSCP Funds and the Company shall, pursuant to the Commitment Letter, enter into the Amendment and Restatement of the Loan Agreement and perform their obligations thereunder to fund the Additional Advance.

               Section 1.4 Articles of Incorporation and By-Laws of the Company. The Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, has approved (i) the amendment and restatement of the Articles of Incorporation of the Company to read in their entirety as set forth in the form attached hereto as Exhibit A (as so amended and restated, the "Restated Articles of Incorporation"), (ii) the amendment to the Restated Articles of Incorporation as set forth in the form attached hereto as Exhibit B (the "Amendment"), and (iii) the amendment and restatement of the Bylaws of the Company to read in their entirety as set forth in the form attached hereto as Exhibit C (as so amended and restated, the "Restated Bylaws"). Upon the terms and subject to the conditions hereof, including, without limitation, obtaining the Shareholder Approval (as hereinafter defined), at, but not prior to, the Closing the Company shall cause the Restated Articles of Incorporation to be duly filed with the Secretary of State of Florida. If the Amendment shall have been approved by the shareholders of the Company pursuant to the FBCA, upon the terms and subject to the conditions hereof, at, but not prior to, the Closing the Company shall cause the

Amendment to be duly filed with the Secretary of State of Florida immediately after the filing of the Restated Articles of Incorporation.

               Section 1.5 Directors and Officers of the Company. At the Closing, the directors of the Company listed as resigning directors in a letter from the GSCP Funds to the Company delivered prior to the Closing shall resign (the "Resigning Directors"), and the directors remaining in office shall fill the vacancies created thereby by electing the individuals listed as new directors in a letter from the GSCP Funds to the Company delivered prior to the Closing (the "New Directors") as directors of the Company to serve until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and Bylaws of the Company. The election of the New Directors shall be conducted in accordance with the requirements of Section 607.0901(1)(h) of the FBCA such that the New Directors shall be "disinterested directors" as defined therein and pursuant thereto. At the Closing, the Resigning Directors shall deliver to the Company their resignations effective as of the Closing.

               Section 1.6 Certain Adjustments. If after the date hereof and on or prior to the Closing the outstanding shares of Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur (any such action, an "Adjustment Event"), the number of shares to be issued to the GSCP Funds pursuant to Section 1.1 hereof shall be adjusted to provide to the GSCP Funds and the holders of Company Common Stock the same proportionate ownership as contemplated by this Agreement prior to such Adjustment Event.

               Section 1.7 Merger Agreement. GSCP and the Company hereby terminate the Merger Agreement pursuant to Section 9.1 thereof.


                                   ARTICLE II
                              SHAREHOLDER APPROVAL

               Section 2.1 Shareholder Meeting. In order to consummate the transactions contemplated hereby, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting"), as soon as practicable, for the purpose of voting upon the adoption and approval of this Agreement, the Restated Articles of Incorporation, the Amendment, the Acquisition and the other transactions contemplated by this Agreement (the "Shareholder Approval"). The Company shall include in the Proxy Statement (as hereinafter defined) the recommendation of the Board of Directors of the Company, acting upon the unanimous recommendation of the Special

Committee, that shareholders of the Company vote in favor of the adoption and approval of this Agreement, the Restated Articles of Incorporation, the Amendment, the Acquisition and the other transactions contemplated by this Agreement. The GSCP Funds agree to vote all shares of capital stock of the Company that they own and that may vote on such matters in favor of the adoption and approval of this Agreement, the Restated Articles of Incorporation, the Amendment, the Acquisition and the other transactions contemplated by this Agreement.

               Section 2.2 Proxy Statement. In connection with the solicitation of the Shareholder Approval, the Company shall as promptly as practicable prepare and file with the Securities and Exchange Commission (the "SEC") a preliminary proxy statement relating to the Acquisition, the Restated Articles of Incorporation, the Amendment, this Agreement and the other transactions contemplated hereby and use all reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement. The Company, after consultation with GSCP, shall respond as promptly as reasonably practicable to any comments made by the SEC with respect to the preliminary proxy statement and shall cause a definitive proxy statement to be filed with the SEC and mailed to its shareholders at the earliest reasonably practicable date (such proxy statement is referred to herein as the "Proxy Statement"). The GSCP Funds shall furnish all information concerning the GSCP Funds and the New Directors as may reasonably be requested by the Company in connection with such filings. The Company, after consulta tion with GSCP, shall also take any action required to be taken, and make any other filings required, under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and applicable state securities laws in connection with the issuance of the Company Common Stock in connection with the Acquisition, and the GSCP Funds shall furnish all information concerning the GSCP Funds as may be reasonably requested by the Company in connection with such actions and filings.

               Section 2.3 No False or Misleading Statements. The information provided and to be provided by each of the GSCP Funds and the Company specifically for use in the Proxy Statement and any other filings with the SEC shall not, with respect to the information supplied by such party, in the case of the Proxy Statement, on the date the Proxy Statement becomes effective, and, in the case of the Proxy Statement and any other filings with the SEC, on the date upon which the Proxy Statement is mailed to the shareholders of the Company or on the date upon which approval of this Agreement by the shareholders of the Company is obtained, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the GSCP Funds and the Company agrees to correct as promptly as reasonably practicable any such information provided by it that shall have become false or misleading in any material respect. The Company shall as promptly as practicable take all steps reasonably necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the Company's shareholders to the extent required by applicable law. The Proxy Statement shall comply as to form in all material respects with the provisions of the Exchange Act and other applicable law.


                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE GSCP FUNDS

               Except as otherwise disclosed to the Company in a letter delivered to it prior to the execution hereof (which letter contains appropriate references to identify the representations and warranties to which the information in such letter relates and which letter is incorporated herein and made a part hereof) (the "GSCP Disclosure Letter"), the GSCP Funds represent and warrant to the Company as follows:

               Section 3.1 Organization. GSCP, GF, GSEF and TRV are limited partnerships duly organized, validly existing and in good standing under the laws of the State of Delaware, and Offshore is an exempted limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands, each with the limited partnership power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. Each of the GSCP Funds is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of any of the GSCP Funds, or materially adversely affect the ability of any of the GSCP Funds to consummate the transactions contemplated hereby (a "GSCP Material Adverse Effect").

               Section 3.2 Authority Relative to This Agreement. The GSCP Funds have the limited partnership power and authority to enter into this Agreement and to carry out their obligations hereunder. The execution, delivery and performance of this Agree ment by the GSCP Funds and the consummation by the GSCP Funds of the transactions contemplated hereby have been duly authorized by the managing general partner of each of the GSCP Funds, and no other proceedings on the part of any of the GSCP Funds are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the GSCP Funds and (assuming this Agreement constitutes a valid and binding obligation of the Company) constitutes a valid and binding agreement of each of the GSCP Funds, enforceable against each of the GSCP Funds in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

               Section 3.3 Consents and Approvals; No Violations. Except (a) for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act, the Exchange Act, state or foreign laws relating to takeovers, state securities or blue sky laws and the regulations promulgated thereunder, state banking statutes and other state laws in respect of change of control of mortgage bankers, mortgage loan originators or mortgage loan servicers and the regula tions promulgated thereunder, and similar matters (collectively, the "Governmental Requirements"), or (b) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any court or tribunal or administrative, government al or regulatory body, agency, commission, division, department, public body or other authority (a "Government Entity") would not prevent or delay the consummation of the Acquisition, or otherwise prevent the GSCP Funds from performing their obligations under this Agreement, and would not individually or in the aggregate reasonably be expected to have a GSCP Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by the GSCP Funds and the consummation of the transactions contemplated hereby. Neither the execution, delivery or performance of this Agreement by the GSCP Funds, nor the consummation by the GSCP Funds of the
Acquisition and the other transactions contemplated hereby, nor compliance by the GSCP Funds with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the organizational documents of the GSCP Funds, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the GSCP Funds are a party or by which any of them or any of their properties or assets may be bound, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the GSCP Funds or any of their properties or assets,
(iv) result in the creation or imposition of any Encumbrance on any asset of the GSCP Funds, or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for the GSCP Funds to conduct their businesses as currently conducted, except in the case of clauses
(ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, vestings, payments, exercises, creations, impositions, suspensions or revocations which would not individually or in the aggregate reasonably be expected to have a GSCP Material Adverse Effect. "Encumbrance" shall mean any mortgage, pledge, lien, charge, encumbrance, defect, security interest, claim, option or restriction of any kind.

               Section 3.4 Litigation. Except as set forth in Section 3.4 of the GSCP Disclosure Letter, there is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the knowledge of the

GSCP Funds, threatened against or affecting the GSCP Funds, which, individually or in the aggregate, would reasonably be expected to have a GSCP Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the GSCP Funds having, or which, insofar as can reasonably be foreseen, in the future would reasonably be expected to have a GSCP Material Adverse Effect.

               Section 3.5 No Default. Except as set forth in Section 3.5 of the GSCP Disclosure Letter, none of the GSCP Funds are in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (a) its organizational documents, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which any of the GSCP Funds is a party or by which any of them or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to any of the GSCP Funds or any of their properties or assets, or (d) any permit, license, governmental authorization, consent or approval necessary for any of the GSCP Funds to conduct their respective businesses as currently conducted, except in the case of clauses (b),
(c) and (d) above for breaches, defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a GSCP Material Adverse Effect.

               Section 3.6 Information in Proxy Statement. None of the information supplied by any of the GSCP Funds for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to shareholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               Section 3.7 Brokers. No person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the GSCP Funds in connection with the Acquisition or the other transactions contemplated by this Agreement based upon arrangements made by and on behalf of the GSCP Funds.

               Section 3.8 Disclosure. No representation or warranty by any of the GSCP Funds contained in or made pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading. There is no fact known to any of the GSCP Funds which would reasonably be expected to have an GSCP Material Adverse Effect which has not been set forth in this Agreement, including the GSCP Disclosure Letter.

               Section 3.9 Funds Available. The GSCP Funds have available, without resort to financing, all the capital resources necessary in order to effect the transactions contemplated by this Agreement and will keep such funds available until the Closing.

               Section 3.10 Investment Representation. (a) Each of the GSCP Funds is either (i) an accredited investor as such term is defined in Rule 501 promulgated under the Securities Act, or (ii) by reason of its business or financial experience, a sophisticated investor who has the capacity to protect its interest in connection with the transactions contemplated hereunder and has both appropriate knowledge and experience with the current business operations and prospects of the Company and its Subsidiaries and in financial and business matters to evaluate the merits and risks of the Company Common Stock and the related transactions contemplated hereunder.

               (b) The Company Common Stock is being acquired by each of the GSCP Funds for its own account and not for any other Person, for investment only and with no present intention of distributing or reselling such shares or any part thereof or interest therein in any transaction that would violate the securities laws of the United States of America or any state, without prejudice, however, to the rights of each of the GSCP Funds at all times to sell or otherwise dispose of all or any part of the Company Common Stock under an effective registration statement or applicable exemption from registration under the Securities Act and any applicable state securities law. "Person" or "person" shall mean any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Entity (as hereinafter defined) or other entity.

               (c) The Company has made available to the GSCP Funds the opportunity to ask questions of and receive answers from the Company concerning the Company and the terms and conditions under which Company Common Stock will be issued to them and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished in connection with this Agreement or in response to any request for information.

               (d) To the extent the Company Common Stock is not registered under the Securities Act, the Company may affix to the certificates evidencing such shares legends in connection with the foregoing.

               (e) Nothing in Subsection (a) or (c) of this Section 3.10 shall change, modify or otherwise affect any other provision of this Agreement, including without limitation the representations and warranties in Article IV hereof.

                                      ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               Except as otherwise disclosed to the GSCP Funds in a letter delivered to them prior to the execution hereof (which letter contains appropriate references to identify the representations and warranties herein to which the information in such letter relates and which letter is incorporated herein and made a part hereof) (the "Company Disclosure Letter"), the Company represents and warrants to the GSCP Funds as follows:

               Section 4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted, except for such government approvals, the failure of which to have, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (as hereinafter defined). The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole, or materially adversely affect the ability of Company to consummate the transactions contemplated hereby (a "Company Material Adverse Effect"); provided, however, that Company Material Adverse Effect shall not include any adverse effect resulting from (i) changes in general economic conditions prior to the date of this Agreement, (ii) changes or developments in the mortgage loan industry, generally, prior to the date of this Agreement, or
(iii) GSCP's unreasonably withholding its consent to any action by the Company or a Company Subsidiary that is otherwise prohibited by Section 5.1 following a request by the Company to take such action.

               Section 4.2 Capitalization. As of the date hereof: (i) the authorized capital stock of the Company consisted of 50,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share, of the Company (the "Company Preferred Stock"), of which 500,000 shares have been designated Class A Preferred Stock, 300,000 have been designated Class B Preferred Stock, 800,000 have been designated Class C Exchangeable Preferred Stock and 800,000 have been designated Class D Preferred Stock, (ii) 34,104,590 shares of Company Common Stock and 523,760.758 shares of Company Preferred Stock were issued and outstanding, consisting of 500,000 shares of Class A Company Preferred Stock and 23,760.758 shares of Class C Exchangeable Company Preferred Stock, (iii) stock options to acquire 1,556,384 shares of Company Common Stock were issued and outstanding under the stock incentive plans of the Company (the "Company Stock Options"), and (iv) such rights to acquire shares in order to effect a conversion of preferred stock into shares as exist in favor of GSCP and its affiliates pursuant to the Initial Loan Agreement, as amended by Amendment No. 1, and the transactions contemplated thereby. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above and as set forth in Section 4.2 of the Company Disclosure Letter, there are no shares of capital stock of the Company issued or outstanding, no options, warrants or rights for, or other securities convertible into, capital stock of the Company, and no agreements or commitments obligating the Company to issue, sell or acquire any shares of its capital stock.

               Section 4.3 Company Common Stock; Company Subsidiaries. (a) All of the shares of Company Common Stock to be transferred and delivered to the GSCP Funds in accordance with this Agreement will be, when so transferred and delivered, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Upon the delivery of such shares of Company Common Stock to the GSCP Funds at the Closing, as provided for in this Agreement, the Company will transfer to the GSCP Funds good and valid title to such shares, free and clear of any lien, pledge, charge, security interest, encumbrance, title retention agreement, adverse claim, option or other restriction whatsoever, except such restrictions placed thereon by any of the GSCP Funds or any person claiming by, through or under any of the GSCP Funds.

               (b) Section 4.3(b) of the Company Disclosure Letter sets forth the name of each subsidiary of the Company (collectively, the "Company Subsidiaries") and the state or jurisdiction of its incorporation or organization. Each Company Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate or other similar power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where any failure of the aforementioned to be the case would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where any failure of the aforementioned to be the case would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               (c) Except as set forth in Section 4.3(c) of the Company Disclosure Letter, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Company Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of any Company Subsidiary are or may become required to be issued, and there are no understandings or arrangements by which the Company or any Company Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of any Company

Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. Except as set forth in Section 4.3(c) of the Company Disclosure Letter, all of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any Encumbrances or restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

               (d)  Except  for the  Company  Subsidiaries  or as  described  in
Section 4.3(d) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to the Company.

               Section 4.4 Authority Relative to This Agreement. The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, and no other corporate proceed ings on the part of the Company, other than the Company obtaining the Shareholder Approval pursuant to Section 2.1, are necessary to authorize this Agreement, the Restated Articles of Incorporation, the Amendment, the Restated Bylaws, the Acquisition or the other transactions contemplated hereby. Subject to the foregoing, this Agreement has been duly and validly executed and delivered by the Company and (assuming this Agreement constitutes a valid and binding obligation of each of the GSCP Funds) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

               Section 4.5 Consents and Approvals: No Violations. Except (a) for the Governmental Requirements, (b) for the filings, permits, authorizations, consents or approvals with, of or by Government Entities listed in Section 4.5 of the Company Disclosure Letter or (c) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity would not prevent or delay the consummation of the Acquisition, or otherwise prevent the Company from performing its obligations under this Agreement, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Acquisition and the other transactions contemplated by this Agreement. Except as set forth in Section 4.5 of the Company

Disclosure Letter, no consent or approval of any other party (including, but not limited to, any party to any Company Contracts (as defined below)) is required to be obtained by the Company or any Company Subsidiary for the execution, delivery or performance of this Agreement or the performance by the Company of the transactions contemplated hereby, except for such consents the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in
Section 4.5 of the Company Disclosure Letter, neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of the Company, or similar organizational documents of any of the Company Subsidiaries,
(ii)  result in a  violation  or breach of, or  constitute  (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets are bound, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or the Company Subsidiaries or any of their properties or assets, (iv) result in the creation or imposition of any Encumbrance on any asset of the Company or any Company Subsidiary or (v) cause the suspension or revocation of any certificate of authority, permit, license, governmental authorization, consent or approval necessary for the Company or any of the Company Subsidiaries to conduct its business as currently conducted, except in the case of clauses (ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, vestings, payments, exercises, creations, impositions, suspensions or revocations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               Section 4.6 Company SEC Reports. The Company has filed with the SEC and made available to GSCP true and complete copies of each registration statement, report and proxy or information statement (including exhibits and any amendments thereto) filed or required to be filed by the Company with the SEC since January 1, 1997 (collectively, the "Company SEC Reports"). As of the respective dates the Company SEC Reports were filed with the SEC or amended, each of the Company SEC Reports (i) complied as to form in all material respects with all applicable requirements of the Securities Act and Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim consolidated financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in the Company SEC Reports fairly presents in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject to normal year-end adjustments, in the case of any unaudited interim financial statements) except (x) as set forth in Section 4.6 of the Company Disclosure Letter, and (y) that the interim, financial statements do not include complete footnotes required by GAAP.

               Section 4.7 Absence of Certain Changes. Since September 30, 1998, except as set forth in Section 4.7 of the Company Disclosure Letter, there has been no event, condition or set of circumstances which, individually or in the aggregate, has had or is reasonably likely to result in a Company Material Adverse Effect, and the Company and the Company Subsidiaries have in all material respects conducted their businesses in the ordinary course.

               Section 4.8 Litigation. Except as set forth in Section 4.8 of the Company Disclosure Letter, there is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of the Company Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may reasonably be expected to have, a Company Material Adverse Effect.

               Section 4.9 Absence of Undisclosed Liabilities. Except for liabilities or obligations (i) which are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto) included in the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 1998 or (ii) disclosed in Section 4.9 of the Company Disclosure Letter, the Company and the Company Subsidiaries do not have any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise) ("Liabilities") required by GAAP to be set forth on the balance sheet of the Company or any Company Subsidiary, other than Liabilities arising since September 30, 1998 in the ordinary course of business that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

               Section 4.10 No Default. Except as set forth in Section 4.10 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (a) its Articles or Certificate of Incorporation, as the case may be, or Bylaws, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets are bound, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their properties or assets, or (d) any permit, license, governmental authorization, consent or approval necessary for the Company or any of the Company Subsidiaries to conduct their respective businesses as currently conducted, except in the case of clauses (b), (c) and (d) above for breaches, defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               Section 4.11 Taxes. Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 or Section 4.11 of the Company Disclosure Letter, to the knowledge of the Company:

               (a) (i) all material Tax Returns relating to the Company and the Company Subsidiaries required to be filed have been filed, (ii) all such Tax Returns are true and correct in all material respects, (iii) all Taxes shown as due and payable on such Tax Returns, and all material Taxes (whether or not reflected on such Tax Returns) relating to the Company or any of the Company Subsidiaries required to be paid have been paid, (iv) adequate reserves have been made on the most recent financial statements included in the Company SEC Reports in accordance with GAAP for all Taxes relating to the Company and the Company Subsidiaries for all taxable periods or portions thereof accrued through the date of such financial statements, and (v) the Company and the Company Subsidiaries have duly and timely withheld all material Taxes required to be withheld and such withheld Taxes have been either duly and timely paid or properly set aside in accounts for such purpose and will be duly and timely paid.

               (b) no written agreement or other written document waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes relating to the Company or any of the Company Subsidiaries and no power of attorney with respect to any such Taxes has been filed or entered into with any taxing authority. The time for filing any Tax Return relating to the Company or any of the Company Subsidiaries has not been extended to a date later than the date of this Agreement.

               (c) (i) no audits or other administrative proceedings or court proceed ings are presently pending with regard to any Taxes or Tax Return of the Company or any of the Company Subsidiaries as to which any taxing authority has asserted in writing any claim which, if adversely determined, would reasonably be expected to have a Company Material Adverse Effect, and (ii) no taxing authority is now asserting in writing any deficiency or claim for Taxes or any adjustment to Taxes with respect to which the Company or any of the Company Subsidiaries may be liable with respect to income and other material Taxes which has not been fully paid or finally settled.

               (d) none of the Company and the Company Subsidiaries (i) is a party to or bound by or has any obligation under any written Tax sharing, Tax indemnity or similar agreement or arrangement (including, without limitation, the Tax indemnification provisions of any acquisition or disposition agreement),
(ii) is or has been a member of any consolidated, combined or unitary group for purposes of filing Tax Returns or paying Taxes (other than such a group the common parent of which is the Company) or (iii) has entered into a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision or any similar provision of state or local law.

               (e) none of the assets of the Company or any of the Company Subsidiaries are subject to any Tax lien (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and which have been properly reserved for in the books and records of the Company).

               (f) neither the Company nor any of the Company Subsidiaries is subject to an election to have the provisions of Section 341(f) of the Code apply.

               (g) "Taxes" shall mean all federal, state, local or foreign income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registra tion, stamp, premium, excise, customs duties, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers' compensation, withholding, estimated or other similar taxes, duties, fees, assess ments or other governmental charges or deficiencies thereof (including all interest and penalties thereon and additions thereto). "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and informa tion returns and any amendments to any of the foregoing relating to Taxes.

               Section 4.12 Property. (a) Except as set forth in Section 4.12(a) of the Company Disclosure Letter, each of the Company and the Company Subsidiaries (i) has good and valid title to all of its properties, assets and other rights that do not constitute real property free and clear of all Encumbrances, except for such Encumbrances that are not, individually or in the aggregate, reasonably expected to have a Company Material Adverse Effect, and
(ii) owns, has valid leasehold  interests in or valid contractual rights to use,
(x) each of the assets identified in Schedule 5.1(f) and (y) all of the assets, tangible and intangible, used by, or necessary for the conduct of, its business, except where the failure to have such valid leasehold interests or such valid contractual rights are not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               (b) Except as set forth in Section 4.12(b) of the Company Disclosure Letter or as would not reasonably be expected to result in a Company Material Adverse Effect, each of the Company and the Company Subsidiaries owns and has good and valid title to the real property owned by such party and used in its business, free and clear of all Encumbrances, except for (A) minor imperfections of title, easements and rights of way, none of which, individually or in the aggregate, materially detracts from the value of or impairs the use of the affected property or impairs the operation of the Company or any of the Company Subsidiaries and (B) liens for current taxes not yet due and payable.

               (c) Section 4.12(c) of the Company Disclosure Letter sets forth a list, which is accurate and complete in all material respects, of each material real property lease under which the Company or any of the Company Subsidiaries is a tenant, and the Company has made a true and complete copy of each such lease available to GSCP. The Company and each Company Subsidiary is in peaceful and undisturbed possession of the space and/or estate under each lease under which it is a tenant, and there are no defaults by it as tenant thereunder, except for such disturbances or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               Section 4.13 Compliance with Laws; Authorizations. (a) The business of the Company and each of the Company Subsidiaries is being conducted in compliance with all applicable laws, including, without limitation, all insurance codes, laws, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and any other codes, laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity relating to the offer and sale of the Company's and the Company Subsidiaries' products or services, the marketing of any such products or services to potential purchasers or subscribers thereto, or any joint venture with any other party relating to the foregoing, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance with such laws, except, in each case, for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The representations and warranties contained in this Section 4.13 do not cover any matters covered by Sections 4.18, 4.19 or 4.20.

               (b) The Company,  and each of the Company  Subsidiaries,  has all certificates of authority, approvals, authorizations, permits and licenses, including, without limitation, mortgage banking licenses, the use and exercise of which are necessary for the conduct of its business as now conducted ("Authorizations"), other than such Authorizations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The business of the Company and each of the Company Subsidiaries has been and is being conducted in compliance with all such Authorizations, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company after due inquiry or as would not reasonably be likely, individually or in the aggregate, to result in a Company Material Adverse Effect, all such Authorizations are in full force and effect, and there is no proceeding or investigation pending or threatened and no communication, whether written or oral, which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Authorization. Section 4.13(b) of the Company Disclosure Letter sets forth a list of each material Authorization.

               (c) Except as set forth in Section 4.13(c) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has entered into any agreements or stipulations with any Governmental Entity, and no judgments, decrees, injunctions, fines or orders of any Governmental Entity have been issued with respect to the Company and the Company Subsidiaries, which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

               Section 4.14 Regulatory Filings. The Company has made available for inspection by GSCP complete copies of all material registrations, filings and submissions made since January 1, 1997 by the Company or any of the Company Subsidiaries with any Governmental Entity and any reports of examinations issued since January 1, 1997 by any such Governmental Entity that relate to the Company or any of the Company Subsidiaries. The Company and the Company Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any Governmental Entity, except where the failure to file, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; and all such reports, statements, documents, registrations, filings or submissions were true, complete and accurate and complied with applicable law when filed except for such inaccuracies and noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and, except as set forth in Section 4.14 of the Company Disclosure Letter, no material deficiencies have been asserted by any such Governmental Entity with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied, except for such deficiencies as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               Section  4.15  Investments.  (a)  Section  4.15  of  the  Company
Disclosure Letter sets forth a materially accurate and complete list of investments, including, without limitation, any securities, derivative instruments, repurchase agreements, options, forwards, futures or hybrid securities ("Company Investments") owned by the Company and the Company Subsidiaries as of September 30, 1998, together with the cost basis, book or amortized value, as the case may be, and investment rating as of September 30, 1998 of each such Company Investment. Except as set forth in
Section 4.15 of the Company Disclosure Letter, the Company and the Company Subsidiaries have good and marketable title to the Company Investments.

               Section 4.16 Information in Proxy Statement. None of the information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, and the Proxy Statement (or any amendment thereof or supplement thereto) will not, at the date it becomes effective and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading , except that no representation is made by the Company with respect to statements made therein based on information supplied by the GSCP Funds in writing for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

               Section 4.17 Brokers. Except as set forth in Section 4.17 of the Company Disclosure Letter, no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Company or any Company Subsidiary in connection with the Acquisition or the other transactions contemplated hereby based upon arrangements made by and on behalf of the Company.

               Section 4.18 Employee Benefit Plans; ERISA. (a) Section 4.18(a) of the Company Disclosure Letter sets forth a complete and accurate list of: (i) all severance, employment, consulting, change of control, retention and all other similar agreements between the Company or any Company Subsidiary and any current or former employee, agent, independent contractor, officer or director,
(ii) all severance programs, policies and practices of the Company and each of the Company Subsidiaries, (iii) all plans or arrangements of the Company and each of the Company Subsidiaries relating to its respective current or former employees, agents, independent contractors, officers or directors that contain change in control provisions, including in all cases any and all amendments thereto, and (iv) all Company Benefit Plans. For purposes of this Agreement, "Company Benefit Plan" shall mean any pension, post-retirement benefit, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, equity-based award, retirement, vacation, disability, death benefit, hospitalization or other medical, dental, accident, disability, life or other insurance, supplemental unemployment benefits, material bonus, fringe and other welfare benefit plan, program, policy, agreement or arrangement, and each other employee benefit plan, program, agreement, arrangement or understanding providing benefits to any current or former employee, agent, independent contractor, officer or director of the Company or any of the Company Subsidiaries, whether written or unwritten, that is or has been maintained or established by the Company or any other Person that, together with the

Company, is treated as a single employer under Section 414 of the Code (each a "Company Commonly Controlled Entity"), or to which the Company or any Company Commonly Controlled Entity contributes or is obligated or required to contribute or with regard to which the Company or any of its Company Commonly Controlled Entities has knowledge of any event, transaction or condition that would reasonably be expected to result in any material liability at the Closing.

               (b) With respect to each Company Benefit Plan, to the extent applic able, the Company and the Company Subsidiaries have heretofore made available or have caused to be made available to GSCP true and complete copies of the following documents: (i) a copy of each written Company Benefit Plan and a summary of the essential terms of each unwritten Company Benefit Plan, (ii) a copy of the most recent annual report on Form 5500 and actuarial report, if required under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto, (iv) if the Company Benefit Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof, and (v) the most recent determination letter received from the IRS with respect to each Company Benefit Plan intended to qualify under Section 401 of the Code.

               (c) Except as set forth in Section 4.18(c) of the Company Disclosure Letter, (i) with respect to the Company Benefit Plans, no event has occurred and there exists no condition or set of circumstances, in connection with which the Company or any Company Commonly Controlled Entity could be subject to any liability under ERISA, the Code or any other applicable law (either directly or indirectly, including as a result of an indemnification obligation or any joint and several liability obligations) that, individually or in the aggregate, would result in a material liability to the Company or any of the Company Subsidiaries, (ii) no Company Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA, (iii) each Company Benefit Plan has been administered substantially in accordance with its terms, and all the Company Benefit Plans have been operated and are in material compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements except in so far as a failure to so comply, whether individually or collectively, would not result in a material liability to the Company or any of the Company Subsidiaries, (iv) with respect to each plan intended to be a qualified plan under Section 401(a) of the Code, the IRS has issued a favorable determination letter with respect to the qualification of each such Company Benefit Plan and its related trust, if any, and the IRS has not taken any action to revoke any such letter and the Company knows of no event that has occurred since the date of such determination that would reasonably be expected to result in the disqualification of such plan and (v) there are no pending or, to the knowledge of the Company, threatened or anticipated actions, suits, claims, assessments, complaints, proceedings or investigations of any kind in any court or governmental agency with respect to any Company Benefit Plan (other than routine claims for benefits) that could reasonably be expected to result in a material liability to the Company or the Company Subsidiaries.

               (d) Except as set forth in Section 4.18(d) of the Company Disclosure Letter, (i) no Company Benefit Plan provides for medical benefits (whether or not insured) to be made available with respect to current or former employees, agents, officers, directors or independent contractors (or any dependent of any of them) after retirement or other termination of service (other than (x) coverage mandated by applicable law or (y) benefits the full cost of which is borne by the current or former employee, agent, officer, director or independent contractor), and (ii) the consummation of the transactions contemplated by this Agreement will not (x) entitle any current or former employee, agent, independent contractor, director or officer of the Company or any of the Company Subsidiaries or any Company Commonly Controlled Entity to severance pay, golden parachute payment, or any other payment from the Company or a Company Subsidiary, except as expressly provided in this Agreement,
(y) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, agent, independent contractor, director or officer, or (z) constitute a "change in control" under any Company Benefit Plan.

               (e) Section 4.18(e) of the Company Disclosure Letter sets forth a complete and accurate list of all Company Stock Options outstanding as of the date of this Agreement (including the name of the Company Stock Option holder and such person's relationship to the Company and the Company Subsidiaries, the vesting schedules, exercise periods and exercise prices thereof and of all Company stock appreciation rights ("Company SAR's") outstanding as of the date of this Agreement (including the name of the Company SAR holder and such person's relationship to the Company and the Company Subsidiaries) and the reference market prices thereof.

               Section 4.19 Labor and Employee Relations. Except as disclosed in
Section 4.19 of the Company Disclosure Letter, none of the employees of the Company or the Company Subsidiaries are represented by any labor organization and, to the knowledge of the Company, no union claims to represent these employees have been made. Neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of the Company Subsidiaries, and no collective bargaining agreement is being negotiated by the Company or Company Subsidiaries. There is no labor dispute, strike or work stoppage against the Company or Company Subsidiaries pending, or to the knowledge of the Company, threatened except for such routine disputes and grievances as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, the Company and Company Subsidiaries are not, and have not been, engaged in any unfair labor practices as defined in the National Labor Relations Act or similar applicable law, ordinance or regulation, nor is there pending any unfair labor practice charge, except for such as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               Section 4.20  Environmental  Matters.  (a) Except as disclosed in
Section 4.20(a) of the Company Disclosure Letter or as would not reasonably be likely to have a Company Material Adverse Effect, (i) each of the Company and the Company Subsidiaries is and has been in compliance in all respects with and, has no existing liabilities under, and (ii) there are no written claims or notice by any person received by the Company or any of the Company Subsidiaries that any of the Company or the Company Subsidiaries has not been in compliance in all respects with or has any existing liabilities under all applicable laws, rules, regulations, common law, ordinances, decrees, orders and other binding legal requirements relating to pollution, the preservation of the environment, and the exposure to materials in the environment or the work place ("Environmental Laws") with respect to property owned, leased or operated by the Company or any of the Company Subsidiaries. Except as would not reasonably be likely to have a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries is subject to any decrees, orders, decisions of arbitrators or judgments that impose requirements, restrictions or liabilities under, or penalties for violations of, any Environmental Laws or the aforementioned requirements or restrictions.

               (b) Except as disclosed in Section 4.20(b) of the Company Disclosure Letter, with respect to currently owned property and all property formerly owned, leased or operated by the Company or any of the Company Subsidiaries, including foreclosure property, to the knowledge of the Company after due inquiry, there are no past or present actions, conditions or occurrences that could form the basis of any claim under Environmental Laws against, or liability under such laws of, the Company or any of the Company Subsidiaries, except for such claims or liabilities which in the aggregate would not reasonably be expected to result in a Company Material Adverse Effect.

               Section 4.21 Opinion of Financial Advisor. The Company has received a written opinion from Donaldson, Lufkin & Jenrette Securities Corporation and the Special Committee of the Board of Directors has received a written opinion from J.P. Morgan Securities Inc., both dated as of the date hereof, and acknowledgements of such opinions, both dated March 31, 1999, to the effect that the investment to be made by the GSCP Funds in the Company pursuant to the terms of this Agreement, the Initial Loan Agreement, Amendment No. 1 and the Loan Agreement is fair to the public shareholders of the Company from a financial point of view, and the Company has received the permission of Donaldson, Lufkin & Jenrette Securities Corporation and J.P. Morgan Securities Inc. to include such opinions in the Proxy Statement.

               Section 4.22 Contracts. (a) Section 4.22 of the Company Disclosure Letter sets forth a list of all contracts, agreements, arrangements or understandings (written or oral) ("Contracts") to which the Company or any of the Company Subsidiaries is a party or by which it or any of them is bound and which are not set forth as exhibits to any of the Company SEC Reports and which:

               (i) require the payment by or to the Company or the Company Subsidiaries of amounts in excess of $50,000 per annum or are joint venture or strategic alliance or similar agreements, except for (x) mortgage loans purchased or originated in the ordinary course of business, (y) Contracts of the types specified in clauses (i) - (iv) of Section 4.18(a), or (z) agency, dealer, correspondent, sales representative, marketing and similar agreements entered into in the ordinary course of business;

               (ii) restrict the Company or any of the Company Subsidiaries from engaging in any line of business in any geographic area or competing with any person or entity or restricting the ability of the Company or the Company Subsidiaries to acquire equity securities of any person or entity;

               (iii) are employment, consulting or severance contracts applicable to any employee, officer, director, consultant or shareholder of the Company or the Company Subsidiaries, other than any contract which by its terms the Company or any Company Subsidiary may terminate on not more than 60 days' notice without liability;

               (iv) were entered into in connection with an acquisition, sale, lease, license, disposition or similar agreement of or regarding another entity, block of business, real property or other assets or property by the Company or any Company Subsidiary either not in the ordinary course of business (separately identifying any such Contract which includes a continuing payment or indemnity obligation), or which pertain to any such assets or property which have a value greater than $500,000, except for mortgage loans purchased or originated in the ordinary course of business;

               (v) is an evidence of any indebtedness for borrowed money of the Company or any of the Company Subsidiaries, including without limitation, any note, bond, mortgage, deed of trust, credit agreement, loan agreement, security agreement, or indenture;

               (vi) is an intercompany agreement, including without limitation, any tax sharing, expense sharing, employee leasing or other similar agreement;

               (vii) were entered into in connection with securitizations or pools of mortgage loans, including, without limitation, any mortgage sale agreement or mortgage servicing agreement to which the Company or any Company Subsidiary is a party (the "Mortgage Servicing Agreements") relating thereto and any documentation evidencing the rights in respect of interest only or residual certificates owned by the Company or any Company Subsidiary; any such agreements described in the preceding clause that were entered into in the ordinary course of business may be described in Section 4.22 of the

Company Disclosure Letter in summary form but shall be subject to Section 4.22(b) hereof; or

               (viii) is a management, administrative services, data processing or software licensing Contract, excluding off-the-shelf software licenses; (the contracts in clause (i)-(viii), together with the Contracts filed as exhibits to the Company SEC Reports, collectively, the "Company Contracts").

               (b) With respect to each of the Company Contracts, to the knowledge of the Company, except as disclosed in Section 4.22 of the Company Disclosure Letter: such contract is (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) valid and binding upon the Company or any Company Subsidiary party thereto and, to the Company's knowledge, the other party thereto and is in full force and effect.

               Section 4.23 Intellectual Property. The Company and/or each of the Company Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of the Company and the Company Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, and to the knowledge of the Company all patents, trademarks, trade names, service marks and copyrights held by the Company and/or the Company Subsidiaries are valid and subsisting. The Company does not know of any claim or any infringement or similar violation that could give rise to any claim against the use by the Company or any of the Company Subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company or any of the Company Subsidiaries as currently conducted or as proposed to be conducted which would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

               Section 4.24 Voting Requirements; Takeover Statutes. (a) The only votes of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement, the Restated Articles of Incorporation, the Acquisition and the other transactions contemplated by this Agreement excluding the Amendment are as follows: (i) if a quorum consisting of the majority of the voting power of the Company Common Stock exists, the votes of the Company Common Stock that favor approval and adoption exceeding the votes cast opposing approval and adoption in accordance with Sections 607.0725 and
607.1003 of the FBCA; and (ii) the affirmative votes of the holders of at least 66 2/3% of the Company's Class A Preferred Stock and Class C Preferred Stock, voting separately as a class. The only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt the Amendment is, if a quorum exists, the majority of the voting power of the Company Common Stock, excluding any voting shares held by the GSCP Funds, their affiliates and associates, in accordance with Section 607.0901(5)(c) of the FBCA.

               (b)  The  Board  of  Directors  of  the  Company,  acting  on the unanimous recommendation of the Special Committee, has approved the terms of this Agreement, the Restated Articles of Incorporation, the Amendment, the Restated Bylaws, the consummation of the Acquisition and the other transactions contemplated by this Agreement, and such approval is sufficient to render inapplicable to this Agreement, the Acquisition and the other transactions contemplated hereby the provisions of Sections 607.0901 and 607.0902 of the FBCA. No other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Restated Articles of Incorporation, the Amendment, the Restated Bylaws, the Acquisition or any of the other transactions contemplated hereby, and no provision of the Articles of Incorporation, Bylaws or other governing instruments of the Company or any of the Company Subsidiaries would, directly or indirectly, restrict or impair the ability of the GSCP Funds to vote, or otherwise to exercise the rights of shareholders with respect to, shares of the Company and the Company Subsidiaries that may be acquired or controlled by the GSCP Funds.

               Section 4.25 Disclosure. To the Company's knowledge, no representa tion or warranty by the Company or the Company Subsidiaries contained in or made in any certificate delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading.

               Section 4.26 Transactions with Affiliates. Except as set forth in
Section 4.26 of the Company Disclosure Letter or as disclosed in any of the Company SEC Reports, neither the Company nor any Company Subsidiary has entered into any material transaction, contract or arrangement with an Affiliate (other than the Company, any Company Subsidiary or the GSCP Funds) (i) since January 1, 1998 or (ii) prior to January 1, 1998 and in respect of which either the Company or a Company Subsidiary has or may in the future have continuing obligations.

               "Affiliate" or "affiliate" shall mean a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, including but not limited to a subsidiary of the first Person, a Person of which the first Person is a subsidiary, or another subsidiary of a Person of which the first Person is also a subsidiary. "Control" (including the terms "controls" "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

               Section 4.27 Discontinued Operations. Section 4.27 of the Company Disclosure Letter accurately describes all of the businesses and operations that
(i) have been dissolved, sold, transferred or otherwise disposed of by the Company, any Company Subsidiary or any former subsidiary of the Company, any Company Subsidiary, or any predecessor thereto and (ii) were businesses and operations of the Company, any Company Subsidiary or any former subsidiary of the Company or any predecessor thereto, in either case, in respect of which any of them may have any continuing material liability or obligation.


                                    ARTICLE V
                   CONDUCT OF BUSINESS PENDING THE ACQUISITION

               Section 5.1 Conduct of Business by the Company Pending the Acquisition. From the date hereof until the Closing, unless GSCP shall otherwise agree in writing, or except as set forth in Section 5.1 of the Company Disclosure Letter or as otherwise contemplated by this Agreement, the Company and the Company Subsidiaries shall conduct their respective businesses solely in the ordinary course and shall use all commercially reasonable efforts to preserve intact their business organizations and relationships with third parties (including but not limited to their respective relationships with policyholders and agents), to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Except as set forth in Section 5.1 of the Company Disclosure Letter or as otherwise provided in this Agreement, from the date hereof until the Closing, without the prior written consent of GSCP:

               (a) the Company shall not and shall not permit any Company Subsidiary to adopt or propose any change in its Articles of Incorporation or Bylaws;

               (b) the Company shall not declare, set aside or pay any dividend or other distribution with respect to or acquire any shares of capital stock of the Company, or split, combine or reclassify any of the Company's capital stock, and the Company and the Company Subsidiaries shall not repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company;

               (c) the Company shall not, and shall not permit any Company Subsidiary to, merge or consolidate with any other person or (except in the ordinary course of business after notice to GSCP) acquire a material amount of assets of any other person;

               (d) the  Company  shall not,  and shall not  permit  any  Company
Subsidiary to, enter into or terminate any material contract, agreement, commitment, or understanding other than agreements entered into with unaffiliated third parties, on an arms-length basis and in the ordinary course of business constituting marketing affiliation and sales agreements on terms comparable with its existing agreements of such nature;

               (e) the Company shall not, and shall not permit any Company Subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of (i) any material facility owned or leased by the Company or any Company Subsidiary or (ii) any assets or property which are material to the Company and the Company Subsidiaries, taken as a whole, except pursuant to existing contracts or commitments, or in the ordinary course of business after notice to GSCP;

               (f) the Company shall not, and shall not permit any Company Subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of the assets described on Schedule 5.1(f) hereto;

               (g) the Company shall not, and shall not permit any Company Subsidiary to, settle any material audit, make or change any material Tax election or file amended Tax Returns unless required by law or such settlement results in a refund to the Company and in each case the Company notifies GSCP at least five days prior to the date any such action is taken;

               (h) the Company and the Company Subsidiaries shall not issue any capital stock or other securities or enter into any amendment of any material term of any outstanding security of the Company, except upon the exercise of stock options existing on the date hereof, and the Company and the Company Subsidiaries shall not incur any material indebtedness except in the ordinary course of business pursuant to existing credit facilities or arrangements, amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under or fail to make any required contribu tion to, any Company Benefit Plan or materially increase any non-salary benefits payable to any employee or former employee, except in the ordinary course of business consistent with past practice, as required by applicable law or as otherwise permitted by this Agreement;

               (i) except in the ordinary course of business consistent with past practice, as may be required by applicable law or as may be necessary for compliance under Section 401(a) of the Code, if applicable, the Company shall not, and shall not permit any Company Subsidiary to (i) grant Options, Company SAR's or other equity-related awards; (ii) grant any increase in the compensation, bonus, severance, termination pay or other benefits of any former or current employee, agent, consultant, officer or director of the Company or any Company Subsidiary; (iii) enter into or amend any employment agreement, deferred compensation, consulting, severance, termination, indemnification or any other such agreement with any such former or current employee, agent, consultant, officer or director of the Company or any Company Subsidiary; or (iv) amend, adopt or terminate any Company Benefit Plan;

               (j) the Company shall not change any method of accounting or accounting practice by the Company or any Company Subsidiary, except for any such change required by GAAP;

               (k) the Company shall not, and shall not permit any Company Subsidiary to, conduct material transactions in Company Investments except in compliance in all material respects with the investment policies of the Company and any such Company Subsidiary established from time to time in the ordinary course of business and in all material respects all applicable laws and regulations;

               (l) the Company shall not, and shall not permit any Company Subsidiary to, enter into any agreement to purchase, or to lease for a term in excess of one year, any real property, provided that the Company, or any Company Subsidiary, (i) may as a tenant, or a landlord, renew any existing lease for a term not to exceed eighteen months and (ii) nothing herein shall prevent the Company, in its capacity as a landlord, from renewing any lease pursuant to an option granted prior to the date hereof;

               (m) the Company shall not, and shall not permit any Company Subsidiary to, enter into any transaction, contract or arrangement whatsoever with an Affiliate (other than the Company or any Company Subsidiary), except transactions in the ordinary course of business consistent with past practice pursuant to pre-existing contracts disclosed in Section 4.26 of the Company Disclosure Letter or disclosed in the Company SEC Reports;

               (n) the Company shall not release any third party from any material obligation, or grant any consent, under any confidentiality or other agreement, or fail to fully enforce any such agreement, except in the ordinary course of business;

               (o) without the prior consent of GSCP, which shall not be unreasonably withheld or delayed, enter into any securitization or pool of mortgage loans purchased, originated or serviced by the Company or any Company Subsidiary ("Mortgage Loans") or sale of whole Mortgage Loans in bulk transactions; and

               (p) the Company shall not, and shall not permit any Company Subsidiary to, agree or commit to do any of the foregoing.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

               Section 6.1 Access and Information. The Company shall afford to GSCP and its financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives access upon reasonable notice and during normal business hours throughout the period prior to the Closing to all of the books, records, properties, plants and personnel of the Company and the Company Subsidiaries and, during such period, shall furnish as promptly as practicable to GSCP (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, and (b) all other information as such other party reasonably may request, provided that no investigation pursuant to this Section 6.1 shall affect any representations or warranties made herein or the conditions to the obligations of the GSCP Funds to consummate the Acquisition and the other transactions contemplated hereby.

               Section 6.2  Solicitation.  (a) Unless the Company  complies with
Section 6.2(c), the Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, the Company or any of the Company Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as defined in Section 6.2(e)), (ii) enter into any agreement with respect to any Takeover Proposal or give any approval of the type referred to in
Section 4.24(b) with respect to any Takeover Proposal or (iii) continue or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. At any time prior to, but at no time subsequent to, the receipt of the Shareholder Approval, the Company may, subject to compliance with Section 6.2(c), (i) solicit, initiate or encourage a Takeover Proposal of the sort referred to in clause (x) of Section 6.2(e) that involves consideration to the Company's shareholders with a value that the
Company's Board of Directors reasonably believes, based on advice from the Company's independent outside financial advisor, is superior to the consideration to the Company provided for pursuant to this Agreement, and (ii) furnish information with respect to the Company pursuant to a customary confidentiality agreement to any person making such proposal and (iii) participate in negotiations or discussions regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

               (b) Neither the Board of Directors of the Company nor any committee thereof (including the Special Committee) shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to any of the GSCP Funds, the approval or recommendation by such Board of Directors or such committee (including the Special Committee) of this Agreement or the Acquisition or (y) approve or recommend, or propose to approve or recommend, any Takeover Proposal except in connection with a Superior Proposal (as defined in Section 6.2(e)) and then only at or after the termination of this Agreement pursuant to and in accordance with
Section 8.3.

               (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.2, the Company promptly shall advise GSCP orally and in writing of any Takeover Proposal, the identity of the person making any such Takeover Proposal, and all the material terms and conditions thereof and promptly shall provide GSCP with a true and complete copy of such Takeover Proposal, if in writing. The Company shall keep GSCP fully informed of the status and material details (including material amendments or proposed amendments) of any such Takeover Proposal.

               (d) Nothing contained in this Section 6.2 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act; provided, however, neither the Company nor its Board of Directors nor any committee thereof (including the Special Committee) shall, except as permitted by Section 6.2(b), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Acquisition or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

               (e) As used in this Agreement: "Superior Proposal" means a bona fide written Takeover Proposal (x) to acquire, directly or indirectly, for consideration consist ing of cash and/or securities and/or the contribution or combination of assets by merger or otherwise, more than 50% of the shares and/or voting power of Company Common Stock then outstanding or all or substantially all the assets of the Company, (y) otherwise on terms which the Board of Directors of the Company decides in its good faith reasonable judgment to be more favorable to the Company's shareholders than the transactions provided for pursuant to this Agreement (based on the advice with only customary qualifications, of the Company's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the transactions provided for pursuant to this Agreement), for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors, based on advice from the Company's independent financial advisor, is reasonably capable of being obtained by such third party and (z) which the Board of Directors determines, in its good faith reasonable judgment, is reasonably likely to be consummated without undue delay; and "Takeover Proposal" means any written proposal for a merger, consolidation or other business combination involving the Company or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in any more than 15% of the voting power of, or a substantial portion of the assets of, the Company and/or the Company Subsidiaries, taken as a whole, other than the Acquisition and the other transactions contemplated by this Agreement.

               Section 6.3 Filings; Other Action. Subject to the terms and conditions herein provided, as promptly as practicable, the Company and the GSCP Funds shall: (i) promptly make all filings and submissions under the HSR Act and all filings required by the regulatory authorities of any of the several states, the District of Columbia and the Commonwealth of Puerto Rico, and deliver notices and consents to jurisdiction to Governmental Entities, each as reasonably may be required to be made in connection with this Agreement, the Acquisition and the other transactions contemplated hereby, (ii) use all reasonable efforts to cooperate with each other in (A) determining which filings are required to be made prior to the Closing with, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Closing from, Governmental Entities of the United States, the several states or the District of Columbia, the Commonwealth of Puerto Rico and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Acquisition and the other transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations, and (iii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary or appropriate to consummate the Acquisition and the other transactions contemplated hereby as soon as practicable. In connection with the foregoing, the Company will, and will cause each Company Subsidiary to, provide GSCP, and the GSCP Funds will provide the Company, with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Entity or members of their respective staffs, on the other hand, with respect to this Agreement, the Acquisition and the other transactions contemplated hereby and thereby. Each of the GSCP Funds and the Company acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers or similar third party actions which are material to the consummation of the Acquisition and the other transactions contemplated hereby, and each of the GSCP Funds and the Company agree to take such action as is necessary to complete such notifications and obtain such clearances, approvals, waivers or third party actions, provided, however, that nothing in this Section 6.3 or elsewhere in this Agreement shall require any party hereto to incur expenses in connection with the Acquisition and the other transactions contemplated hereby which are not reasonable under the circumstances in relation to the size of the Acquisition and the other transactions contemplated hereby or require the GSCP Funds, the Company or any Company Subsidiary to hold separate, or make any divestiture of, any asset or otherwise agree to any material restriction on their operations in order to obtain any waiver, consent or approval required by this Agreement if, in the case of the Company or any Company Subsidiary, such divestiture or restriction would reasonably be likely to have a Company Material Adverse Effect.

               Section 6.4 Public Announcements. The GSCP Funds, on the one hand, and the Company, on the other hand, agree that they will not issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld or delayed), except as may be required by applicable law.

               Section 6.5 Company Indemnification Provision. The GSCP Funds and the Company agree that all rights to indemnification existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the Company or any of the Company Subsidiaries (collectively, the "Indemnified Parties") as provided in the Company's Articles of Incorporation or Bylaws or the Certificate or Articles of Incorpora tion, Bylaws or similar organizational documents of any of the Company Subsidiaries as in effect as of the date hereof or pursuant to the terms of any indemnification agreements entered into between the Company and any of the Indemnified Parties with respect to matters occurring prior to the Closing shall survive the Closing and shall continue in full force and effect (without modification or amendment, except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification), to the fullest extent and for the maximum term permitted by law, and shall be enforceable by the Indemnified Parties against the Company. At the Closing the Company shall expressly and directly assume by written instrument all such obliga tions. The GSCP Funds and the Company shall cause to be maintained in effect for not less than six years from the Closing the current policies of the directors' and officers' liability insurance maintained by the Company (provided that the Company may substitute therefor policies of at least equivalent coverage containing terms and conditions which are not materially less advantageous) with respect to matters occurring prior to the Closing, provided that in no event shall the GSCP Funds or the Company be required to expend to maintain or procure insurance coverage pursuant to this Section 6.6 any amount per annum in excess of 300% of the aggregate premiums paid in 1998 on an annualized basis for such policies. In the event the payment of such amount for any year is insufficient to maintain such insurance or equivalent coverage cannot otherwise be obtained, the Company shall purchase as much insurance as may be purchased for the amount indicated. The provisions of this Section 6.6 shall survive the Closing and expressly are intended to benefit each of the Indemnified Parties.

               Section 6.6 Comfort Letter. The Company shall use all reasonable efforts to cause PricewaterhouseCoopers LLP or their successor and Grant Thornton LLP, the Company's independent accountants, and/or any other relevant auditors, to deliver to the GSCP Funds a letter dated as of the date of the Proxy Statement and addressed to the GSCP Funds, in form and substance reasonably satisfactory to GSCP, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of the Company and the Company Subsidiaries contained in the Proxy Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to the transactions contemplated hereby.

               Section 6.7 Additional Matters. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals in connection with the Governmental Requirements and any other third party consents and to effect all necessary registrations and filings. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the GSCP Funds and the Company shall take all such necessary action.

               (b) At all times prior to the Closing, (i) the Company shall promptly notify GSCP in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in Sections 7.1 and 7.3 to be satisfied, promptly upon becoming aware of the same and (ii) GSCP shall promptly notify the Company in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in Sections 7.1 and 7.2 to be satisfied, promptly upon becoming aware of the same.

               Section 6.8 Shareholder Litigation. Each of the Company and the GSCP Funds shall give the other the reasonable opportunity to participate at its sole cost and expense in the defense of any shareholder litigation against the Company or the GSCP Funds, as applicable, and its directors relating to the transactions contemplated by this Agreement.

               Section 6.9 Funding of the Loan Agreement. The GSCP Funds shall, at the Closing, enter into the Amendment and Restatement of the Loan Agreement with the Company pursuant to the Commitment Letter and perform their respective obligations thereunder to fund the Additional Advance.

               Section 6.10 Disclosure Letters. From time to time prior to the Closing, each of the GSCP Funds and the Company may supplement or amend the GSCP Disclosure Letter or the Company Disclosure Letter, as the case may be, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described therein or that is necessary to complete or correct any information therein that is or has been rendered untrue, inaccurate, incomplete or misleading. Delivery of such supplements shall be for informational purposes only and shall not expand or limit the rights or affect the obligations of any party hereunder, and such supplements shall not constitute a part of the GSCP Disclosure Letter or Company Disclosure Letter, as the case may be, for purposes of this Agreement.

               Section 6.11 Amendment to Preferred Stock Agreement. At or prior to the Closing, the Company and the GSCP Funds shall enter into Amendment No. 1 to the Preferred Stock Purchase and Option Agreement, dated July 14, 1998, among GSCP, GSCP Offshore Fund, L.P., Greenwich Fund, L.P., Travelers Casualty and Surety Company and the Company, which shall be in the form attached hereto as Exhibit C.

               Section 6.12 Dissenters Statute. If dissenters' rights are provided with respect to the transactions contemplated hereby, in accordance with Sections 607.1301, 607.1302 and 607.1303 of the FBCA (the "Dissenters Statute"), the Company shall give GSCP (i) prompt notice of any written notice or demand under the Dissenters Statute with respect to any Company Common Stock, any withdrawal of any such notice or demand, and any other instruments delivered pursuant to the Dissenters Statute and received by the Company, including in each case details regarding the number of dissenting shares and the holders thereof, and (ii) the right to participate in all negotiations and proceedings with respect to any demands under the Dissenters Statute with respect to any Company Common Stock. The Company shall cooperate with GSCP concerning, and shall not, except with the prior written consent of GSCP, voluntarily make any payment with respect to, or offer to settle or settle, any such demands.

               Section 6.13 Filing Restated Articles of Incorporation and Amendment. Even if the Company obtains Shareholder Approval for the Restated Articles of Incorporation or the Amendment, as the case may be, the Company shall not cause the Restated Articles of Incorporation and/or the Amendment to be filed with the Secretary of State of Florida unless the Closing occurs. This
Section 6.13 shall survive any termination of this Agreement.

                                   ARTICLE VII
                  CONDITIONS TO CONSUMMATION OF THE ACQUISITION

               Section 7.1 Conditions to Each Party's Obligation to Effect the Acquisition. The respective obligations of each party to effect the Acquisition shall be subject to the satisfaction, or written waiver by such party, at or prior to the Closing of the following conditions:

               (a) any waiting period applicable to the consummation of the Acquisition under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall not have been withdrawn or terminated;

               (b) no statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or governmental authority having jurisdiction which prohibits, restrains, enjoins or restricts consummation of the Acquisition;

               (c) each of the Company, the Company Subsidiaries and GSCP shall have made such filings, and obtained such material permits, authorizations, consents, or approvals, required by Governmental Requirements to consummate the transactions contemplated hereby, and the appropriate forms shall have been executed, filed and approved as required by the Governmental Requirements; and

               (d) this Agreement, the Restated Articles of Incorporation, the Acquisition and the other transactions contemplated hereby shall have been adopted and approved by the requisite vote of the shareholders of the Company in accordance with the applicable provisions of the FBCA (the "Requisite Vote"), provided, however, that the obligations of the parties hereto shall not be conditioned on the approval of the Amendment by the shareholders of the Company.

               Section 7.2 Conditions to Obligation of the Company to Effect the Acquisition. The obligation of the Company to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following additional condition:

               Each of the GSCP Funds shall have performed in all material respects their obligations under this Agreement required to be performed by them at or prior to the Closing, including the obligations pursuant to Section 6.10 hereof; the representations and warranties of each of the GSCP Funds contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Closing as if made at and as of such time except as contemplated by the GSCP Disclosure Letter and this Agreement; and the Company shall have received a certificate of the Chairman of the Board, the President or the Chief Financial Officer of the general partner of each of the GSCP Funds as to the satisfaction of this condition.

               Section 7.3 Conditions to Obligations of the GSCP Funds to Effect the Acquisition. The obligations of the GSCP Funds to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following additional conditions:

               (a) the Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing; and the representations and warranties of the Company contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Closing as if made at and as of such time, except as contemplated by the Company

Disclosure Letter or this Agreement and except that representations and warranties that are made as of a specific date shall have been true and correct in all material respects as of such specified date; and GSCP shall have received a certificate of the Chairman of the Board, the President or the Chief Financial Officer of the Company as to the satisfaction of this condition;

               (b) the GSCP Funds shall have received favorable opinions, addressed to the GSCP Funds and dated as of the Closing, from each of Kramer Levin Naftalis & Frankel LLP, special counsel to the Company, and special Florida counsel to the Company satisfactory to the GSCP Funds, to the effect set forth in Exhibit E and Exhibit F hereto, respectively, and otherwise satisfactory in substance and form to the GSCP Funds.

               (c) the Resigning Directors shall have delivered to the Company an irrevocable resignation from such position, effective as of the Closing, and the New Directors shall have been duly elected as directors of the Company;

               (d) since the date of this Agreement, there shall not have occurred or be continuing any event, condition or set of circumstances which, individually or in the aggregate, has had or is reasonably likely to result in a Company Material Adverse Effect;

               (e) the third party consents listed on Schedule 7.3(e) hereto shall have been obtained and all other third party consents shall have been obtained other than consents the failure of which to be obtained would not reasonably be expected to have a Company Material Adverse Effect;

               (f) there shall not have been an exercise of dissenters' rights by delivery of notice to the Company of an intent to demand payment for such shares pursuant to the Dissenters Statute by holders of Company Common Stock representing, in the aggregate, more than 10% of the Company Common Stock outstanding;

               (g) the Company shall have entered into employment agreements with the employees identified on Schedule 7.3(g) hereto effective as of the Closing, in form and substance satisfactory to GSCP; and

               (h) each of the Amended and Restated Intercreditor Agreements listed on Schedule 7.3(h) hereto shall remain in full force and effect and the Standstill Period (as defined therein) shall not have terminated, and there shall not have occurred any event which, after notice or passage of time or both, would permit the termination of the Standstill Period thereunder.

                                  ARTICLE VIII
                                   TERMINATION

               Section 8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by mutual written agreement of GSCP and the Company.

               Section 8.2 Termination by Either GSCP or the Company. This Agreement may be terminated and the Acquisition and the other transactions contemplated hereby may be abandoned by action of either GSCP or the Board of Directors of the Company if (a) (x) this Agreement, the Acquisition and the other transaction contemplated hereby or (y) the Restated Articles of Incorporation shall fail to receive the Requisite Vote for approval and adoption by the shareholders of the Company at the Special Meeting, provided, however, that the parties may not terminate this Agreement if the shareholders of the Company fail to approve the Amendment, (b) the Acquisition shall not have been consummated on or before June 30, 1999; provided, however, that this Agreement may be extended (i) by the mutual written agreement of GSCP and the Company, or
(ii) by written notice of either GSCP or the Company to a date no later than September 30, 1999, if the Acquisition shall not have been consummated as a direct and principal result of the conditions in Sections 7.1(a) or 7.1(c) not having been satisfied by such date, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to clause (b) shall not be in material violation of any of its representations, warranties or covenants set forth in this Agreement, and the party seeking to terminate this Agreement pursuant to clause (c) shall have used all reasonable efforts to remove such injunction, order or decree.

               Section 8.3 Termination by the Company. This Agreement may be terminated and the Acquisition and the other transactions contemplated hereby may be abandoned at any time prior to the Closing, before or after the adoption and approval of the Acquisition and this Agreement by the shareholders of the Company referred to in Section 2.1, by action of the Board of Directors of the Company, if prior to the Special Meeting, the Board of Directors of the Company has withdrawn, or modified or changed in a manner adverse to GSCP its approval or recommendation of this Agreement or the Acquisition in order to approve and permit the Company to execute a definitive agreement relating to a Superior Proposal; provided, however, that prior to any such withdrawal, modification, change or termination, the Company shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with the GSCP Funds to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms.

               Section 8.4 Termination by GSCP. This Agreement may be terminated and the Acquisition may be abandoned at any time prior to the Closing by action of GSCP, if (a) there has been a breach by the Company or a Company Subsidiary of any representation or warranty contained in this Agreement which would have or would reasonably be likely to have a Company Material Adverse Effect and is not cured, if curable within thirty (30) days after notice; (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company or a Company Subsidiary, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach given by GSCP to the Company; or (c) the Board of Directors of the Company shall have withdrawn, modified or changed in a manner adverse to GSCP its approval or recommendation of this Agreement or the Acquisition or shall have recommended a Takeover Proposal, or shall have executed an agreement in principle (or similar agreement) or definitive agreement providing for a Takeover Proposal or other business combination with a person or entity other than GSCP.

               Section 8.5 Effect of  Termination  and  Abandonment.  (a) In the
event of termination of this Agreement and the abandonment of the Acquisition pursuant to this Article VIII, written notice thereof shall as promptly as practicable be given to the other party to this Agreement and this Agreement shall terminate and the transactions contem plated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein: (i) there shall be no liability or obligation on the part of the GSCP Funds, the Company or the Company Subsidiaries or their respective officers and directors, and all obligations of the parties shall terminate, except for the obligations of the parties pursuant to this Section 8.5, except for the provisions of Sections 3.7, 4.17, 6.4, 6.13, 9.4, 9.5, 9.6,
9.10, 9.11 and 9.12 and except that a party who is in material breach of its representations, warranties, covenants or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses incurred by the other party in connection with this Agreement and the transactions contemplated hereby, and (ii) all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or person to which made.


                                   ARTICLE IX
                               GENERAL PROVISIONS

               Section 9.1 Survival of Representations, Warranties and Agreements. No representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive beyond the Closing, other than those covenants and agreements which by their express terms apply in whole or in part after the Closing.

               Section 9.2 Notices. All notices, claims, demands and other communi cations hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

               (a)    If to the GSCP Funds, to:

                      Greenwich Street Capital Partners II, L.P.
                      c/o Greenwich Street Capital Partners Inc.
                      388 Greenwich Street, 36th Floor
                      New York, New York  10013
                      Telecopy:  (212) 816-0166
                      Attention:  Sanjay Patel

                      With copy to:

                      Debevoise & Plimpton
                      875 Third Avenue
                      New York, New York  10022
                      Telecopy: (212) 909-6836
                      Attention: Steven Ostner, Esq.

               (b) If to the Company, to:

                      IMC Mortgage Company
                      5901 E. Fowler Avenue
                      Tampa, Florida  33617
                      Telecopy:  (813) 984-2593
                      Attention:  President

                      With copies to:

                      Mitchell W. Legler, Esq.
                      300A Wharfside Way
                      Jacksonville, Florida  32207
                      Telecopy:  (904) 346-3299

                             -and-

                      Kramer Levin Naftalis & Frankel LLP
                      919 Third Avenue
                      New York, New York  10022
                      Telecopy:  (212) 715-8000
                      Attention:  Peter S. Kolevzon, Esq.

               Section 9.3 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               Section 9.4 Entire Agreement; Assignment. This Agreement (including the Exhibits, the Schedules, the Company Disclosure Letter, the GSCP Disclosure Letter and the other documents and instruments referred to herein) constitutes the entire agree ment and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto. This Agreement shall not be assigned by operation of law or otherwise.

               Section 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law, except to the extent that it is mandatorily governed by the laws of the State of Florida.

               Section 9.6 Expenses. Except as provided in Section 8.5, whether or not the Acquisition is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the Company.

               Section 9.7 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               Section 9.8 Waiver. At any time prior to the Closing, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

               Section 9.9 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

               Section 9.10 Severability; Validity; Parties in Interest. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

               Section 9.11 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accord ingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

               Section 9.12 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

               IN WITNESS WHEREOF, each of GSCP, Offshore, GF, GSEF, TRV and the Company has caused this Agreement to be executed as of the date first above written.

                      GREENWICH STREET CAPITAL PARTNERS II, L.P.
                      GSCP OFFSHORE FUND, L.P.
                      GREENWICH FUND, L.P.
                      GREENWICH STREET EMPLOYEES FUND, L.P.
                      TRV EXECUTIVE FUND, L.P.


                    By: Greenwich Street Investments II, L.L.C., their General Partner


                      By:
                           Name:
                           Title:   Managing Member



                      IMC MORTGAGE COMPANY


                      By:
                           Name:
                           Title:

                             TABLE OF DEFINED TERMS


Acquisition                                               ..............Recitals
Additional Advance                                        ..............Recitals
Adjustment Event                                          ...........Section 1.6
Affiliate                                                 ..........Section 4.26
Amendment                                                 ...........Section 1.4
Amendment and Restatement of the Loan Agreement           ..............Recitals
Amendment No. 1                                           ..............Recitals
Authorizations                                            .......Section 4.13(b)
Closing                                                   ...........Section 1.2
Class C Preferred Shares                                  ..............Recitals
Class C Preferred Stock                                   ..............Recitals
Closing Date                                              ...........Section 1.2
Code                                                      ..............Recitals
Company                                                   ..............Preamble
Company Benefit Plan                                      .......Section 4.18(a)
Company Commonly Controlled Entity                        .......Section 4.18(a)
Company Common Stock                                      ..............Recitals
Company Contracts                                         .......Section 4.22(a)
Company Disclosure Letter                                 ............Article IV
Company Investments                                       ..........Section 4.15
Company Material Adverse Effect                           ...........Section 4.1
Company Preferred Stock                                   ...........Section 4.2
Company SAR's                                             .......Section 4.18(e)
Company SEC Reports                                       ...........Section 4.6
Company Stock Options                                     ...........Section 4.2
Company Subsidiaries                                      ........Section 4.3(b)
Contracts                                                 .......Section 4.22(a)
Control                                                   ..........Section 4.26
Dissenters Statute                                        ..........Section 6.14
Encumbrance                                               ...........Section 3.3
Environmental Laws                                        .......Section 4.20(a)
ERISA                                                     .......Section 4.18(b)
Exchange Act                                              ...........Section 2.2
FBCA                                                      ..............Recitals
GAAP                                                      ...........Section 4.6
GF                                                        ..............Preamble
Governmental Requirements                                 ...........Section 3.3
Government Entity                                         ...........Section 3.3

GSCP                                                      ..............Preamble
GSCP Disclosure Letter                                    ...........Article III
GSC Funds                                                 ..............Preamble
GSC Material Adverse Effect                               ...........Section 3.1
GSEF                                                      ..............Preamble
HSR Act                                                   ...........Section 3.3
IMC Acquisitions                                          ..............Recitals
Indemnified Parties                                       ...........Section 6.6
Initial GSCP Funds                                        ..............Preamble
Initial Loan Agreement                                    ..............Recitals
Interim Commitments                                       ..............Recitals
Interim Loans                                             ..............Recitals
Liabilities                                               ...........Section 4.9
Loan Agreement                                            ..............Recitals
Merger                                                    ..............Recitals
Mortgage Servicing Agreements                             .......Section 4.22(a)
Mortgage Loan                                             ........Section 5.1(o)
New Directors                                             ...........Section 1.5
Offshore                                                  ..............Preamble
Person                                                    .......Section 3.10(b)
Proxy Statement                                           ...........Section 2.2
Requisite Vote                                            ........Section 7.1(d)
Resigning Directors                                       ...........Section 1.5
Restated Articles of Incorporation                        ...........Section 1.4
Restated Bylaws                                           ...........Section 1.4
SEC                                                       ...........Section 2.2
Securities Act                                            ...........Section 2.2
Shareholder Approval                                      ...........Section 2.1
Special Committee                                         ..............Recitals
Special Meeting                                           ...........Section 2.1
Superior Proposal                                         ........Section 6.2(e)
Takeover Proposal                                         ........Section 6.2(e)
Taxes                                                     .......Section 4.11(g)
Tax Returns                                               .......Section 4.11(g)
TRV                                                       .............Preamble